EXHIBIT J

[Investor Information]

[Investor Contact Information]

Dear Investor,

Please find enclosed an updated offering circular (“Offering Circular”) and rescission offer (“Rescission Offer”) form for Circle of Wealth Fund III LLC (“Company”), together with Question and Answer, Shareholder Letter, and Rescission Acceptance Form, which are attached herein. The Company is offering to repurchase 625 units of limited liability company membership interests (“Membership Interests”) from members (“Members”) who purchased Membership Interests between August 30, 2019 and December 20, 2019 (“Purchase Period”). The repurchase price is $1,000 per unit, plus interest at the current statutory rate, less any income received. As a Member of the Fund you are entitled to accept or reject this offer for rescission. The details of this offer along with a summary of your rights under Federal and State law are included in this letter in order to inform your decision. Moreover, included with this letter is an updated Offering Circular which has been qualified by the Securities and Exchange Commission. This Offering Circular contains disclosures that were omitted in the initial offering statement as well as relevant financial information pertaining to how the Company will repay any requests for rescission. The Offering Circular may also be viewed at the following hyperlink: [hyperlink].

Background

Under Securities and Exchange Commission (“SEC”) rules, an issuer that is offering securities on a continuous basis under Rule 262(d) of Regulation A must include a description of any matters that would have triggered disqualification under Rule 262 (a)(3) and (5) but occurred before June 19, 2015. The company did not include in its offering statement that was qualified by the Commission on August 30, 2019, a Washington Department of Financial Institutions (“DFI”) consent order (“Consent Order”) that would have disqualified the Fund as a bad actor, but for the consent order being issued prior to June 19, 2015. As a result, that offering statement omitted a material statement of fact. As soon as the omission was discovered, sale of the Membership Interests was suspended and efforts were made to amend the Offering Circular to include this disclosure and permit Members who purchased Membership Interests between August 30, 2019 and December 20, 2019 to accept a rescission offer from the Fund. Membership Interests purchased during that period may not have been exempt from the registration or qualification requirements under federal securities laws and may be subject to rescission. In order to address this issue, we are making this rescission offer to all customers who purchased Membership Interests from August 30, 2019 and December 20, 2019, whether or not they subsequently transferred those shares. For example, if the transferor Member purchased $100,000 of Membership Interests during the Purchase Period and transfers the Membership Interests in its entirety prior to the Rescission Offer in consideration of $100,000, then the transferor Member shall be entitled to the statutory interests of $100,000 and the transferee Member shall be entitled to the entire $100,000.

Rescission Offer and Price

The initial offering of Membership Interests in the Fund was made after the offering (“Offering”) was qualified by the SEC on August 30, 2019. However, the Offering Circular submitted to the SEC omitted the Consent Order, thereby causing the Offering to be ineligible for an exemption from registration under Regulation A Tier 2. This may be a violation of the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), and, if a violation, gives rise to rescission rights under Section 12(a)(1) of the Securities Act. We are offering Members the opportunity to rescind, the transactions that occurred during the Purchase Period. Members who accept the rescission offer must also return the Membership Interests purchased. Interest will accrue on a monthly basis. We intend to use the legal rates of interest based on the state in which a Member resides on the date that the Member completed the subscription agreement (“Subscription Agreement”). If your state of residence has changed since you completed the award transaction, the applicable interest rate will be the legal rate of interest for your current state of residence.

As of April 6, 2020, we are making the rescission offer to 60 persons who purchased Membership Interest during that period. The rescission offer is open until 5:00 p.m. PST on December 20, 2020.

To be eligible to participate in the rescission offer to accept the rescission offer, we must first establish your eligibility for issuance of Membership Interest under the Offering. That means the you must:

1.	provide name, address, and social security number used as part of executing a subscription agreement, and

2.	show compliance with our terms and conditions.

As a participant in the rescission offer, you are required to complete and sign the election form that will be sent to those who qualify for the rescission offer. If you accept the rescission offer, then you must accept the rescission offer with respect to all of the Membership Interests you purchased from August 30, 2019 and December 20, 2019.

If you complete those steps, we will repurchase the Membership Interests that are subject to the rescission offer at the price of your initial capital contribution, plus interest at the current statutory rate per year, from the date they were purchased through the date the rescission offer expires.

Acceptance

The Company requests that each Member complete the enclosed form and return it to the Company via email addresses provided in that form, or alternatively, deliver to the Company address located at 704 East Front Street, 2nd Floor, Coeur D’Alene, Idaho 83814.

That acceptance process will be a duplicate of the process used to purchase Membership Interests (“Subscription Process”). First, the end result will be the issuance of a check to the member, rather than issuance of Membership Interests. Second, the entire sale will be reversed. Third, the Member will need to execute a form specific to his or her agreement with the rescission offer. Finally, a statement will be issued informing the Member that there may be Federal or State income tax consequences as a result of accepting the rescission offer, along with a 1099 if appropriate. As with the Subscription Process, if the Member fails to complete any step, the process will be suspended until the Member completes that step. If the rescission process is suspended because the Member failed to complete a step, the Fund will inform the Member by email of the suspension of the process one day prior to the expiration of the rescission offer.

We will deliver the cash representing the repurchase price for the Membership Interests in U.S. dollars by check sent via U.S. mail within Seven (7) days from the date of acceptance.

Ability to Pay

The Company currently has insufficient liquid assets to fund the rescission offer. Accordingly, the Company has set aside $100,000 in liquid assets to fund the rescission offer. The Manager, Secured Investment Corp., has set up an escrow account with Panhandle Escrow Company, Inc. in the amount of $525,000 in order to fund the rest of the rescission offer. Please see the “Rescission Risk” in the Offering Circular with respect to the risks associated with the rescission offer.

Effect of Rescission Offer

Our making the rescission offer may not terminate a purchaser’s right to rescind a sale of securities that was not registered or qualified under the Securities Act or applicable state securities laws and was not otherwise exempt from registration or qualification. If a court were to impose a greater remedy, our exposure as a result of the rescission offer could be higher.

Summary of State Securities Laws regarding Issuer Liability and Rescission Offers

To Alaska Offerees:

Section 710 of the Alaska Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the Alaska Securities Act. A holder of securities issued in violation of the Alaska Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, under Section 720, this right to sue will be terminated if the issuer makes a written offer to repurchase the security and refund the consideration paid plus Eight Percent (8%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Alabama Offerees:

Section 19 of the Alabama Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the Alabama Securities Act. A holder of securities issued in violation of the Alabama Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes a written offer to repurchase the security and refund the consideration paid plus Six Percent (6%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Arizona Offerees:

Sections 44-1998 and 2001-2005 of the Arizona Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the Arizona Securities Act. A holder of securities issued in violation of the Arizona Securities Act’s requirements for registration or exemptions may sue for rescission and damages. The statute of limitations for such suit is one year after the violation occurs. The Arizona Securities Commission may require the issuer to make a rescission offer as provided by Rule 14-4-309 of the Administrative Code. If a rescission offer is ordered by the Commission, then such offer must be in accordant with the guidelines set forth in the Administrative Code. As of the date of this letter, the Arizona Securities Commission has not required that the Company make a rescission offer under the guidelines of the Administrative Code.

To Arkansas Offerees:

Section 106 of the Arkansas Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the Arkansas Securities Act. A holder of securities issued in violation of the Arkansas Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes a written offer to repurchase the security and refund the consideration paid plus Six Percent (6%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To California Offerees:

Sections 25503. 25504, 25504.1, 25504.2, and 25507 of the California Corporations Code sets forth liability for an issuer who sells securities in violation of certain provisions of California Corporations Code. A holder of securities issued in violation of the California Corporations Code’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Seven Percent (7%) interest less any income received, and the holder does not accept the offer within Thirty (30) days. The California Commissioner of the Department of Business Oversight may, in its discretion, impose additional conditions on such an offer.

To Colorado Offerees:

Section 604 of the Colorado Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of Colorado Securities Act. A holder of securities issued in violation of the Colorado Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Eight Percent (8%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Florida Offerees:

Sections 517.07 and 517.12 of the Florida Securities and Investor Protection Act set forth liability for an issuer who sells securities in violation of certain provisions of the Florida Securities and Investor Protection Act. A holder of securities issued in violation of the Florida Securities and Investor Protection Act’s requirements for registration or exemptions may sue for rescission or damages. However, under Section 517.211 of the Florida Securities and Investor Protection Act, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus 6.77% interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Georgia Offerees:

Section 58 of the Georgia Uniform Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the Georgia Uniform Securities Act. A holder of securities issued in violation of the Georgia Uniform Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, under Section 59 of the Georgia Uniform Securities Act, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Seven Percent (7%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Idaho Offerees:

Section 509 of the Idaho Uniform Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the Idaho Uniform Securities Act. A holder of securities issued in violation of the Idaho Uniform Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, under Section 510 of the Idaho Uniform Securities Act, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus 7.125% interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Illinois Offerees:

Section 12 of the Illinois Securities Law of 1953 sets forth liability for an issuer who sells securities in violation of certain provisions of the Illinois Securities Law. A holder of securities issued in violation of the Illinois Securities Law’s requirements for registration or exemptions may sue for rescission or damages. However, under Section 13 of the Illinois Securities Law, this right to sue will be terminated if the issuer makes an approved written offer (sent via registered or certified mail) to repurchase the security and refund the consideration paid plus Ten (10%) interest less any income received, and the holder does not accept the offer within Fifteen (15) days of receipt of the offer.

To Montana Offerees:

Section 307 of the Montana Securities Law sets forth liability for an issuer who sells securities in violation of certain provisions of the Montana Securities Law. A holder of securities issued in violation of the Montana Securities Law’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes a written offer to repurchase the security and refund the consideration paid plus Ten Percent (10%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To New Jersey Offerees:

Section 3-71 of the New Jersey Uniform Securities Law sets forth liability for an issuer who sells securities in violation of certain provisions of the New Jersey Uniform Securities Law. A holder of securities issued in violation of the New Jersey Uniform Securities Law’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus 3.5% interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To New Mexico Offerees:

Sections 509 to 510 of the New Mexico Uniform Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the New Mexico Uniform Securities Act. A holder of securities issued in violation of the New Mexico Uniform Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus 8.75% interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To North Carolina Offerees:

Section 56 of the North Carolina Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the Illinois Securities Act. A holder of securities issued in violation of the Illinois Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer (sent via registered or certified mail) to repurchase the security and refund the consideration paid plus Eight Percent (8%) interest less any income received, and the holder does not accept the offer within Thirty (30) days of receipt of the offer. This offer must be sent to the North Carolina Secretary of State at least Ten (10) days prior to it being sent to holders of the security.

To Ohio Offerees:

Section 43 of the Ohio Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of Ohio Securities Act. A holder of securities issued in violation of the Ohio Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration, and the holder does not accept the offer within Thirty (30) days.

To Oklahoma Offerees:

Section 509 of the Oklahoma Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of Oklahoma Securities Act. A holder of securities issued in violation of the Oklahoma Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, under Section 510 of the Oklahoma Securities Act, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Six Percent (6%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Pennsylvania Offerees:

Section 501, 502, and 503 of the Pennsylvania Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of Pennsylvania Securities Act. A holder of securities issued in violation of the Pennsylvania Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, under Section 504 of the Pennsylvania Securities Act, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Six Percent (6%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Tennessee Offerees:

Under Section 48-2-122 of the Tennessee Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of the Tennessee Securities Act. The purchaser may maintain an action to recover the consideration paid for the security, less the amount of any income received on the security, and interest at the legal rate of interest, from the date of the purchase, costs, and reasonable attorney’s fees determined by the court, upon the tender of the security, or for actual damages. A person may not obtain relief under the Section 48-2-122 of the Tennessee Securities Act unless commenced before the expiration of five (5) years after the act or transaction constituting the violation or the expiration of two (2) years after the discovery of the facts constituting the violation, or after such discovery should have been made by the exercise of reasonable diligence, whichever first expires.

In accordance with the November 14, 1986 Policy Statement of the Tennessee Securities Division on rescission offers, a Company may the offer to rescind the sale of securities and refund the consideration paid, plus interest at a rate of Ten Percent (10%) per annum from the date of payment through the date of election, less any income received.

To Texas Offerees:

Article 581-33 of the Texas Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of Texas Securities Act. A holder of securities issued in violation of the Texas Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Six Percent (6%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

The rescission offer will be paid from First Interstate Bank located at 504 E Sherman Ave, Coeur d'Alene, ID 83814. The offeree will receive the amount of the offer within Thirty (30) days after receipt by the bank

To Utah Offerees:

Section 6-1-22 of the Utah Uniform Securities Law sets forth liability for an issuer who sells securities in violation of certain provisions of the Utah Uniform Securities Law. A holder of securities issued in violation of the Utah Uniform Securities Law’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Twelve Percent (12%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Virginia Offerees:

Article 522 of the Virginia Securities Act sets forth liability for an issuer who sells securities in violation of certain provisions of Virginia Securities Act. A holder of securities issued in violation of the Virginia Securities Act’s requirements for registration or exemptions may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Six Percent (6%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

To Washington Offerees:

RCW 21.20.439 of the Securities Act of Washington sets forth liability for an issuer who sells securities in violation of certain provisions of Securities Act of Washington. A holder of securities issued in violation of the Securities Act of Washington’s requirements for registration or exemptions and anti-fraud statute may sue for rescission or damages. However, this right to sue will be terminated if the issuer makes a written offer, pass upon by the director of the Washington Department of Financial Institutions, to repurchase the security and refund the consideration paid plus Eight Percent (8%) interest less any income received, and the holder does not accept the offer within Thirty (30) days. As noted above, the Company shall refund the investments within Seven (7) days from receiving the acceptance notice from the Member.

To Wisconsin Offerees:

Section 551.509 of the Wisconsin Uniform Securities Law sets forth liability for an issuer who sells securities in violation of certain provisions of Wisconsin Uniform Securities Law. A holder of securities issued in violation of the Wisconsin Uniform Securities Law’s requirements for registration or exemptions may sue for rescission or damages. However, under Section 551.511 of the Wisconsin Uniform Securities Law, this right to sue will be terminated if the issuer makes an approved written offer to repurchase the security and refund the consideration paid plus Five Percent (5%) interest less any income received, and the holder does not accept the offer within Thirty (30) days.

Rescission Offer Form

If you wish to accept the offer for rescission, please complete, sign, and submit the attached form, together will all other required documentation, pursuant to the instructions below and ensure its receipt by 5:00P.M., Pacific Time, on December 20, 2020.

Please direct any questions regarding this rescission offer to Dan Wise at Secured Investment Corp.: Direct Telephone: 208-758-8986; Email: dwise@securedinvestmentcorp.com.

Sincerely,

Lee Arnold
Manager

Circle of Wealth Fund III LLC